Exhibit 99
FORM 3 JOINT FILER INFORMATION

Name:	Gebr. Knauf Verwaltungsgesellschaft KG

Address:	Am Bahnhof 7, Iphofen, Germany 97346

Designated Filer:	C&G Verwaltungs GmbH

Date of Event
Requiring Statement:	December 15, 2009